Exhibit 99.2

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF INCOME

(Unaudited, in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Operating Revenues:
Electric	$2,138	$2,133	$5,222	$5,140
Gas	130	134	731	792

Total operating revenues	2,268	2,267	5,953	5,932

Operating Expenses:
Fuel	467	394	1,217	973
Purchased power	332	376	796	915
Gas purchased for resale	46	51	413	467
Other operations and maintenance	432	455	1,368	1,357
Goodwill, impairment and other charges	124	589	126	589
Depreciation and amortization	196	194	585	571
Taxes other than income taxes	121	119	355	342

Total operating expenses	1,718	2,178	4,860	5,214

Operating Income	550	89	1,093	718

Other Income and Expenses:
Miscellaneous income	18	24	51	70
Miscellaneous expense	5	10	15	19

Total other income	13	14	36	51

Interest Charges	113	130	336	377

Income (Loss) Before Income Taxes	450	(27)	793	392

Income Taxes	163	137	293	295

Net Income (Loss)	287	(164)	500	97

Less: Net Income Attributable to Noncontrolling Interests	2	3	6	10

Net Income (Loss) Attributable to Ameren Corporation	$285	$(167)	$494	$87

Earnings (Loss) per Common Share - Basic and Diluted	$1.18	$(0.70)	$2.05	$0.37

Average Common Shares Outstanding	241.7	239.3	241.2	238.4

AMEREN CORPORATION (AEE)

CONSOLIDATED BALANCE SHEET

(Unaudited, in millions)

	September 30,	December 31,
	2011	2010

ASSETS
Current Assets:
Cash and cash equivalents	$522	$545
Accounts receivable - trade, net	575	517
Unbilled revenue	292	406
Miscellaneous accounts and notes receivable	147	214
Materials and supplies	734	707
Mark-to-market derivative assets	94	129
Current regulatory assets	184	267
Other current assets	132	109

Total current assets	2,680	2,894

Property and Plant, Net	17,873	17,853
Investments and Other Assets:
Nuclear decommissioning trust fund	330	337
Goodwill	411	411
Intangible assets	6	7
Regulatory assets	1,213	1,263
Other assets	843	750

Total investments and other assets	2,803	2,768

TOTAL ASSETS	$23,356	$23,515

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$178	$155
Short-term debt	350	269
Accounts and wages payable	410	651
Taxes accrued	161	63
Interest accrued	159	107
Customer deposits	98	100
Mark-to-market derivative liabilities	118	161
Current regulatory liabilities	123	99
Other current liabilities	251	283

Total current liabilities	1,848	1,888

Credit Facility Borrowings	–	460
Long-term Debt, Net	6,682	6,853
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	3,299	2,886
Accumulated deferred investment tax credits	81	90
Regulatory liabilities	1,464	1,319
Asset retirement obligations	439	475
Pension and other postretirement benefits	922	1,045
Other deferred credits and liabilities	469	615

Total deferred credits and other liabilities	6,674	6,430

Ameren Corporation Stockholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,580	5,520
Retained earnings	2,440	2,225
Accumulated other comprehensive loss	(25)	(17)

Total Ameren Corporation stockholders’ equity	7,997	7,730
Noncontrolling Interests	155	154

Total equity	8,152	7,884

TOTAL LIABILITIES AND EQUITY	$23,356	$23,515

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

	Nine Months Ended
	September 30,
	2011	2010
Cash Flows From Operating Activities:
Net income	$500	$97
Adjustments to reconcile net income to net cash provided by operating activities:
Goodwill, impairment and other charges	126	589
Gain on sales of properties	(12)	(5)
Net mark-to-market (gain) loss on derivatives	15	(27)
Depreciation and amortization	587	588
Amortization of nuclear fuel	51	36
Amortization of debt issuance costs and premium/discounts	17	19
Deferred income taxes and investment tax credits, net	380	409
Allowance for equity funds used during construction	(25)	(40)
Other	8	13
Changes in assets and liabilities:
Receivables	52	(154)
Materials and supplies	(34)	39
Accounts and wages payable	(191)	(170)
Taxes accrued	94	99
Assets, other	64	(107)
Liabilities, other	(4)	89
Pension and other postretirement benefits	(98)	(12)
Counterparty collateral, net	37	(24)
Taum Sauk insurance recoveries, net of costs	(1)	57

Net cash provided by operating activities	1,566	1,496

Cash Flows From Investing Activities:
Capital expenditures	(758)	(757)
Nuclear fuel expenditures	(45)	(24)
Purchases of securities - nuclear decommissioning trust fund	(163)	(207)
Sales of securities - nuclear decommissioning trust fund	147	195
Proceeds from sales of properties	50	20
Other	12	(3)

Net cash used in investing activities	(757)	(776)

Cash Flows From Financing Activities:
Dividends on common stock	(279)	(276)
Capital issuance costs	–	(15)
Dividends paid to noncontrolling interest holders	(5)	(7)
Short-term debt and credit facility repayments, net	(379)	(325)
Redemptions, repurchases, and maturities:
Long-term debt	(150)	(106)
Preferred stock	–	(52)
Issuances of common stock	49	60
Generator advances for construction refunded, net of receipts	(73)	(18)
Other	5	5

Net cash used in financing activities	(832)	(734)

Net change in cash and cash equivalents	(23)	(14)
Cash and cash equivalents at beginning of year	545	622

Cash and cash equivalents at end of period	$522	$608